Exhibit (a)(23)



         HARNISCHFEGER INDUSTRIES, INC.
                                                            NEWS RELEASE


         For further Information on this release, call


         Contact:
         Jeffery T. Grade                   John Nils Hanson
         Chairman and                       President and
         Chief Executive Officer            Chief Operating Officer
         (414) 486-6860                     (414) 486-6840


                      HARNISCHFEGER OFFER FOR G&L TERMINATED


         MILWAUKEE -- June 23, 1997 -- Harnischfeger Industries, Inc.

         (NYSE:HPH) announced that its tender offer for Giddings & Lewis

         (NASDAQ:GIDL) expired at midnight EDT, Friday, June 20, 1997 and will not be extended.  Because the conditions to the offer were not satisfied, no shares were purchased and all tendered shares will be returned by the depositary.


                   Chairman and Chief Executive Officer Jeffery T. Grade

         said, "As we stated earlier, we will not engage in a bidding war with Thyssen for G&L.  We are disciplined acquirors with many alternatives to develop our Industrial Products & Services strategy."

                                      #####

         HARNISCHFEGER INDUSTRIES, INC. [NYSE:HPH] IS A GLOBAL COMPANY WITH BUSINESS SEGMENTS INVOLVED IN THE MANUFACTURE AND DISTRI-BUTION OF EQUIPMENT FOR UNDERGROUND MINING (JOY MINING MACHIN-
         ERY), SURFACE MINING (P&H MINING EQUIPMENT), PULP AND PAPERMAK-ING (BELOIT CORPORATION), AND MATERIAL HANDLING (P&H MATERIAL HANDLING).